Exhibit 10.8
FLOWSERVE CORPORATION
DIRECTOR STOCK DEFERRAL PLAN
AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2009
     1. PURPOSE OF THE RESTATEMENT. The purpose of this amendment and restatement (“Restatement”) of the Flowserve Corporation Director Stock Deferral Plan (the “Plan”) is to continue to provide the opportunity for a non-employee member (a “Director”) of the Board of Directors of Flowserve Corporation (the “Company”) to elect to defer all or a specified part of the Director’s “Compensation” (as defined hereafter) in the form of deferred Company Common Stock, $1.25 per share par value (“Deferred Shares”) and to limit distribution of Plan assets to in-kind distributions of shares of Company Common Stock. The Restatement is intended to comply with the final Treasury regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     For all relevant periods on and after January 1, 2005 and prior to January 1, 2009, the Plan has been maintained in accordance with the applicable interim guidance promulgated under Section 409A of the Code. Except as otherwise provided herein, the amounts deferred pursuant to the Plan as in effect on and after January 1, 2005 and prior to January 1, 2009 shall be governed by the applicable interim guidance under Section 409A of the Code in effect prior to January 1, 2009, and the amounts deferred under this Plan from and after January 1, 2009 shall be governed by the terms and conditions of this Plan. Notwithstanding the foregoing, the amounts deferred pursuant to this Plan prior to January 1, 2005, to the extent such amount were vested on or prior to December 31, 2004, shall be governed by the terms and conditions of this Plan in effect on December 31, 2004.
     2. COMPENSATION UNCHANGED. The amount of Compensation payable to Directors shall remain unchanged as the result of the adoption of this Restatement. “Compensation,” for purposes of the Plan, shall mean the payments to the Directors for services rendered and shall include the annual retainer, cash compensation for services as a member of a Committee of the Board of Directors, meeting attendance fees, Committee Chairmanship fees and Board Chairmanship fees.
     3. SHAREHOLDER APPROVAL REQUIREMENT. The prior Restatement effective July 1, 1995 was approved by the shareholders of the Company at the 1995 Annual Meeting of Shareholders.
     4. ELECTION TO DEFER.
          (a) A Director may execute an election with the Company to defer the payment of all, or a specified part in an increment of 10%, of the Compensation payable for services as a Director through completion of a form (Exhibit “A”) or any substantially similar document to be delivered to, and subject to acceptance by, the Secretary of the Company. An election to defer Compensation shall be effective as of the first day of the next succeeding calendar year. In the case, however, of a person who has been elected to serve as a Director but whose term has not yet commenced, the election to defer shall be effective as of the date of such election, provided that the Director makes the election to defer within 30 days after the first day of the Director’s term. In either case, the election shall apply only to Compensation payable for services rendered on or after the effective date of the election to defer. The election to defer shall remain in effect until terminated or changed as provided in this Plan.
          (b) A Director may terminate any election to defer the payment of Compensation relating to future services by giving notice of termination to the Company. A Director may change any election to defer the payment of Compensation relating to future services either in the manner provided in the election or by executing a new election with the Company. Any such termination or change in the amount to be deferred shall be effective only with respect to Compensation payable for services as a Director on or after the first day of the next succeeding calendar year.
          (c) If a Director fails to submit a new election prior to January 1 of a succeeding calendar year, the Director’s election to defer for the prior year will be effective with respect to Compensation relating to services rendered in the succeeding calendar year.
          (d) Election forms received prior to January 1, 2009 that were submitted under the Plan prior to this Restatement shall continue to be valid with respect to Compensation deferred on and before December 31, 2008.
     5. FORM OF DEFERRAL.
          (a) A Director may elect to defer his or her Compensation in the form of Deferred Shares and must so designate on his/her aforementioned election form (“Exhibit A”) to be delivered to the Secretary of the Company prior to the first day of the calendar year for which it will take effect.
          (b) The issuance or delivery of Deferred Shares pursuant to the Plan shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder), any securities exchange upon which the Deferred Shares may be listed and any other law or regulation applicable thereto. The Company shall not be obligated to issue or deliver any Deferred Shares pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, violate any such requirements. The foregoing shall not, however, be deemed to require the Company to effect any registration of Deferred Shares under any such law or regulation, although the Company may elect to do so.
          (c) Notwithstanding a Director’s election to defer his/her Compensation in the form of Deferred Shares and subject to the provisions of this Section 5(c), the deferral for all or any portion of a particular calendar year shall not be permitted under this Plan if, in the opinion of counsel for the Company, such a deferral in the form of Deferred Shares could give rise to liability to the Director and/or Company under applicable laws governing “insider trading” by directors in public companies. Additionally, any election by a Director of Deferred Shares shall not be permitted under this Plan where the Director has disposed of any shares of the Company’s Common Stock within six months of the calendar quarter applicable to the deferral, if the

Company is advised by counsel that such deferral does not qualify as being “exempt” under Section 16 of the Securities Exchange Act. To the extent a Director’s Compensation is not permitted to be deferred under this Plan for any particular period in accordance with this Section 5(c), the Director’s Compensation for such period shall be treated as a deferral of cash under the Flowserve Corporation Director Cash Deferral Plan (“Cash Deferral Plan”), and shall be subject to the terms of conditions of such Cash Deferral Plan.
     6. DIRECTORS’ ACCOUNTS FOR DEFERRED SHARES.
          (a) The Company will establish a separate account for each Director who has elected Deferred Shares, in which the Director’s Deferred Shares will be maintained. The Company will create this account through a trust (the “Trust”) established by the Company, with the applicable trustee (the "Trustee”) maintaining such Deferred Shares pursuant to the Trust. The Company shall fund such account by providing the applicable deferred cash to the Trustee during the first month of the calendar quarter at approximately the same time that the cash would otherwise be paid to the Director with instructions to the Trustee to purchase such Deferred Shares for this account on the open market, and with the Company paying or reimbursing the Trustee for any brokerage or other transaction fees. Any dividends paid on the Deferred Shares in this account (“Dividends”) will be credited to a deferred cash account of the Director established pursuant to the Cash Deferral Plan, and will be distributed in accordance with Section 5(c) of the Cash Deferral Plan. The Trustee will have voting rights on all Deferred Shares prior to distribution.
          (b) UNSECURED ACCOUNT. Any amount credited to the Deferred Shares accounts of a Director as deferred Compensation will represent only an unfunded and unsecured promise of the Company to pay the amount so credited in accordance with the terms of the Plan. Neither a Director, nor any beneficiary of a Director, will acquire any right, title or interest in any asset of the Company as a result of any amount of Deferred Shares credited to a Director’s account or accounts. At all times, a Director’s rights with respect to the amount credited to his/her account or accounts will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any amount credited to a Director’s account or accounts. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.
     7. PAYMENT OF DEFERRED COMPENSATION. Deferred Compensation will be distributed only in accordance with the following sections.
          (a) SEPARATION FROM SERVICE. In the event of a Director’s Separation from Service (as defined below) from the Company’s Board of Directors for any reason, any Deferred Shares will be distributed commencing within 60 calendar days of his/her Separation from Service in accordance with the method of distribution elected by the Director at the time of his or her election to defer. “Separation from Service” means a termination of services provided by a Director to the Company, whether voluntarily or involuntarily, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h). A Separation from Service shall occur upon the Director’s cessation of services as a Director. In determining whether a Director has experienced a Separation from Service as a director of the Board of Directors, the following provisions shall apply: (i) if the Director is providing services both as an employee of the Company and as a director of the Board at the time of his or her Separation from Service as a director of the Company’s Board of Directors, the services Director provides as an employee shall not be taken into account in determining whether the Director has a Separation from Service as a director for purposes of this Plan (provided that this Plan is not, at the time of such determination, aggregated under Treas. Reg. § 1.409A-1(c)(2)(ii) with any plan in which the Director participates in as an employee) and (ii) the Director shall be considered to have experienced a termination of services when the facts and circumstances indicate that the Director and the Company reasonably anticipate that the Director will perform no further services for the Company as a director of the Company’s Board of Directors, and the Director’s term as a member of the Company’s Board of Directors has expired.
          At the time of the election to defer, the Director may elect to receive such distribution in a lump sum, in equal annual installments (not exceeding ten), or some designated combination thereof. If the election is a lump sum, the entire Deferred Shares account balance will be transferred in kind to the Director within 60 days of his/her Separation from Service. If installments have been elected, the aggregate number of Deferred Shares held in the separate account for Deferred Shares will be divided by the number of installments elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All Deferred Shares so allocated will be distributed in kind, the first payment made within 60 days of Separation from Service and the second and all subsequent installment payments made between January 1 and 30 of each following year. Certificates representing the applicable amount of Deferred Shares held for the then longest time in the Deferred Shares account of the Trust will be delivered with each installment.
          (b) DEATH. If any portion of a Director’s account remains unpaid at his/her death, then after his/her death such amount will be paid (i) to his/her beneficiary(ies) in accordance with the method of distribution elected by the Director at the time of the deferral (following the procedure for lump sum and installment payments set forth above), or (ii) if the Director has not designated a beneficiary or if the beneficiary predeceases the Director, to the Director’s estate in a lump sum within 60 days of Separation from Service. Should a beneficiary die after the Director has terminated service but before the entire benefit has been disbursed, the Deferred Shares benefit will be transferred to the beneficiary’s estate in a lump sum within 60 days of the beneficiary’s death.
          (c) MANDATORY LUMP SUM. Notwithstanding the above, if the value of the deferred Compensation under the Plan is less than $10,000 at the time of Separation from Service or death, or if the Director has failed to elect a form of distribution on Exhibit A at the time of the deferral, then the balance of the deferred Compensation shall be paid in a lump sum payment within 60 days of a Separation from Service regardless of the Director’s prior distribution election; provided, however, that the lump sum payment results in the termination and liquidation of the entirety of the Director’s interest under the Plan and that the payment is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code.

          (d) SIX MONTH DELAY. Notwithstanding the above, to the extent (i) any payments to which the Director becomes entitled under this Plan in connection with the Director’s Separation from Service constitute deferred compensation subject to Section 409A of the Code, and (ii) the Director is deemed at the time of such Separation from Service to be a Specified Employee (as defined below), then such payment or payments shall not be made or commence until the earlier of (x) the expiration of the six (6) month period measured from the date of the Director’s Separation from Service with the Company; or (y) the date of the Director’s death following such Separation from Service. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 7(d) shall be paid to the Director or the Director’s beneficiary in one lump sum payment.
          Each Director will be responsible for discussing the tax consequences of this Plan and the transactions contemplated hereby with his or her own tax advisors. The Company, in its sole discretion, may request that each Director represent to the Company that he or she is relying solely on his or her tax advisors and not on any statements or representations of the Company or any of their agents and acknowledge that he or she understands that the Director (and not the Company) shall be responsible for the Director’s own tax liability that may arise as a result of this Plan or the transactions contemplated hereby, except as otherwise specifically provided in this Plan.
          ”Specified Employee” shall mean a Director who is determined to be a “key employee” (as defined under Section 416(i) of the Code without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Committee in accordance with Treas. Reg. §1.409A-1(i). In determining whether a Director is a Specified Employee, the following provisions shall apply:
          (i) The Committee’s identification of the individuals who fall within the definition of “key employee” under Section 416(i) of the Code (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”). In applying the applicable provisions of Section 416(i) of the Code to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)-2(a) without regard to (A) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (B) any of the special timing rules provided in Treas. Reg. §1.415(c)-2(e), and (C) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and
          (ii) Each Director who is among the individuals identified as a “key employee” in accordance with part (i) of this Section shall be treated as a Specified Employee for purposes of this Plan if such Director experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.
     8. ADMINISTRATION. This Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The decision of the Committee shall be final and binding with respect to the interpretation, construction or application of the Plan.

     9. AMENDMENT OR TERMINATION. The Committee may amend or terminate the Plan at any time. No amendment or termination of the Plan shall void an election already in effect for the then current calendar year or any preceding calendar year, nor adversely affect the right of a former Director, his/her account prior to such amendment or termination, together with amounts credited thereto subsequent to such amendment or termination pursuant to Section 6.
     IN WITNESS WHEREOF, the Company has caused this restatement to be executed as of the 19th day of November, 2008.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

EXHIBIT A
FLOWSERVE CORPORATION
DIRECTOR STOCK DEFERRAL PLAN
DIRECTOR’S ELECTION TO DEFER
     In accordance with the provisions of the amended and restated Director Stock Deferral Plan (the “Plan”) of Flowserve Corporation (the “Company”), I elect to participate in the Plan. Participation in this Plan is on a pro rata basis with the Flowserve Corporation Director Cash Deferral Plan. Specifically, I elect:
1.	To defer % (increments of 10%) of the payment of the Compensation (as defined in the Plan) to be paid to me in Shares of Company Common Stock for services as a Director for calendar years beginning January 1, 20 and succeeding calendar years until I notify you to end this deferral.

2.	To receive payment of the amount credited to my deferred Compensation account in the following manner:
☐	In one lump sum payment in kind distribution of Deferred Shares within 60 calendar days of my Separation from Service.

☐	In equal annual installments (not to exceed ten) of Deferred Shares commencing within 60 calendar days of my Separation from Service.

☐	In the following percentage combination (totaling 100%):

% Lump Sum within 60 calendar days of my Separation from Service.

% in Equal Annual Installments (not to exceed ten) commencing within 60 calendar days of my Separation from Service.
3.	To have any payments above, which have not been made to me prior to my death, paid after my death to the following designation person(s) in the same manner as would have been paid to me:

In making this election, I understand that:
1.	My election may not be changed after the beginning of the calendar year with respect to which my Compensation is paid.

2.	My election is otherwise subject to the terms of the Plan and applicable securities laws.

3.	My election to defer compensation in the form of Deferred Shares will not be honored for any particular period if the Company is advised by legal counsel of any legal liabilities to the Company or to me that may arise from such Deferred Shares deferral, in which case such election to defer compensation will be fulfilled in the form of a deferral of cash under the Flowserve Corporation Director Cash Deferral Plan.

4.	The crediting of the Deferred Shares to my account will not constitute a “purchase” for the purposes of Section 16 of the Securities Exchange Act of 1934.

5.	The delivery of the Deferred Shares to me upon payment of my Deferred Compensation Account will be subject to then applicable Securities and Exchange Commission requirements, including, without limitation, possible time restrictions on resale.

Date	Signature of Participant

The undersigned acknowledges receipt of the above election on                                         .

Luke E. Alverson
Senior Securities Counsel

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